                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ]  Preliminary Proxy Statement      [ ]  Confidential, For Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
    [ ]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [X]  Soliciting Material Under Rule 14a-12

                              FRITZ COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.

    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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    [ ]  Fee paid previously with preliminary materials:

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    [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

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    (2)  Form, Schedule or Registration Statement no.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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
       THE FOLLOWING IS A POWERPOINT PRESENTATION MADE AVAILABLE BY FRITZ COMPANIES, INC. TO EMPLOYEES AND CUSTOMERS BEGINNING FEBRUARY 1, 2001:


                                                          [FRITZ COMPANIES LOGO]


                                UPS ACQUISITION

                                Month Day, 2001







January 30, 2001 Version 3

Audience: Current or prospective Fritz customers

Prepared by: Fritz Corporate Marketing


On January 10, 2001, Fritz Companies agreed to be purchased by UPS. When the acquisition is completed, Fritz will be a wholly owned subsidiary of UPS, operating with the Fritz name and brand (for the near-term).

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     AGENDA

->   Industry Situation

->   UPS Overview

->   Fritz Overview

->   Transaction Plan

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     INDUSTRY SITUATION

->   Globalization

->   Industry consolidation

->   Increased need for time-definite services

->   Significant advances in technology







Today's competitive global market is driving consolidation within the logistics industry. Customers increasingly desire to work with fewer but more capable service providers to optimize all segments of their supply chain. To achieve this, providers must serve globally, with company owned resources/facilities equipped with advanced technology, working together to deliver high levels of service.

Our pressures are similar to those of our customers within their industries. Meeting financial goals while providing a quality product is essential to remaining competitive. Our customers require the physical movement of both (heavy) freight and small package shipments to meet timing requirements while optimizing carrying costs and total logistics costs.

The physical cargo flow must be enhanced with sophisticated technology to meet timing commitments, to measure performance, and to make complex logistics programs easier to manage.

     UPS OBJECTIVES

->   Meet customer needs for comprehensive global supply chain services

       -  Strengthen global customs clearance capabilities

       -  Offer expanded portfolio of products

->   Create a platform for launching new products







UPS objectives are to provide comprehensive logistics and financial services as customers optimize supply chains to reduce costs and to become more competitive.

To meet these objectives, UPS needs to enhance its services by providing complete freight forwarding services. These services include ocean and air transportation, consolidation and customs clearance services.

With a comprehensive portfolio of services, UPS will have the foundation for new, innovative products to meet customers' changing needs.

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COMPREHENSIVE SUPPLY CHAIN SERVICES

->   Customers benefit from a broader and more integrated portfolio



                                   [GRAPHIC]






The combination of Fritz and UPS will enable UPS to offer a comprehensive portfolio of services that will attract and retain customers.

A key strength of UPS is its integrated service portfolio. While UPS has an existing customs clearance operation, it does not have global freight forwarding capabilities. The addition of Fritz will enable UPS to offer more capabilities--Fritz's core services: freight forwarding, air, ground, and ocean freight, plus extensive global customs clearance capabilities. The synergies that result from UPS and Fritz will provide an end-to-end supply chain solution that we believe has tremendous value to our customers.

Fritz customers will have access to UPS's existing small package and logistics capabilities. The combination of these services, when combined with UPS Capital and UPS Logistics Group, provide what UPS believes is an unparalleled solution for customers.

We expect the combination of Fritz and UPS to create a powerful force in the supply chain management business.



[Note: UPS Logistics provides comprehensive global supply chain management solutions using its expertise to streamline customers' distribution networks to gain efficiencies: save money, improve customer service and better utilize assets and capital. 'UPS Logistics' is different from the services offered by Fritz - it manages service providers (including Fritz) and implements technology solutions such as supply chain optimization software, etc. This technology includes local routing and route planning solutions. Two products include:
Roadnet 5000(R) is designed to save customers money through better vehicle utilization and improved customer service. Territory Planner(TM) is meant to enable customers to strategically analyze sales and delivery territories for more efficient and better balanced routes.]

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     UPS FEATURES

->   Management skills

->   Expertise in technology

->   Financial strength

->   Core business

->   Large global network

->   Premier brand







By leveraging management skills, technological expertise and financial strength, UPS will enhance its core small package business and expand logistics capabilities for our customers.

UPS has established a vast and reliable global transportation infrastructure; developed a comprehensive, competitive and guaranteed portfolio of services; and consistently support these services with advanced technology.

UPS has built strong brand equity as a leader in quality service and product innovation in our industry. A recent survey of senior business executives, called Image Power, rated UPS as the second strongest business-to-business brand in the U.S., behind Microsoft, and a 1999 Equitrend survey report ranked UPS as one of the top ten brands of the decade.




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FACTS


                         FRITZ                UPS
--------------------------------------------------------
Founded                  1933                 1907
--------------------------------------------------------
Headquarters         San Francisco          Atlanta
--------------------------------------------------------
Revenue              $1.6 billion         $29.8 billion
--------------------------------------------------------
Employees               10,500              358,000
--------------------------------------------------------
Countries                120+                 200+
--------------------------------------------------------







UPS delivers packages each business day for 1.8 million shipping customers to six million consignees. In 1999, UPS delivered an average of almost 13 million pieces per day worldwide, and generated revenue of over $29 billion in 2000. UPS operates within 200 countries and territories.

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     FRITZ FEATURES

->   Industry expertise

->   Global office network

->   9 million square feet of warehouse space

->   Global technology expertise

->   Carrier relationships

->   Market leadership

->   Broad and diverse service portfolio






Fritz's global reach, strong industry reputation, and industry expertise are important attributes to UPS. These capabilities will enable UPS to provide complete supply chain solutions including freight forwarding services .

The Fritz Global Network is composed of 10,500 employees in more than 400 locations in 120 countries. Fritz operates 9 million square feet of warehouse space to perform order fulfillment and distribution functions.

The worldwide implementation of our Global Business System will serve as the platform for efficient, accurate processing, global tracking visibility and quality freight services overall.

Advanced technology, Fritz expertise and carrier relationships are key to our leading market position. With our ocean and air carrier relationships, Fritz can move your shipments to meet your timing requirements while optimizing your logistics costs. The result: Fritz is a top 5 provider of the following services: global air freight, ocean freight forwarding, NVOCC ocean freight, and global customs clearance.

Fritz offers a range of integrated services: Door to Door Transportation, Documentation, Materials Management and Trade Management. The following slide depicts our diverse service portfolio and the percent of revenue shared across services.

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PORTFOLIO OF SERVICES



                                  [PIE CHART]



MM & D                                  21%
CUSTOMS CLEARANCE                       30%
OCEAN FREIGHT                           21%
AIR FREIGHT                             28%

(Percent of Net Revenue)






Based on FY2000 Net Revenue

FRITZ HAS A GOOD BALANCE OF ALL SERVICES...

Fritz has diversified its product line dramatically over the past several years, while continuing to grow our customs services at anticipated rates. Customs clearance now accounts for about 1/3 of net revenue, and air freight has nearly doubled in the last 5 years. Currently, Fritz has a well balanced offering of logistics services--All the services you need in a single logistics provider.

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     ADVANTAGES FOR OUR CUSTOMERS

->   Improved service quality

->   Increase distribution capabilities

->   Easier supply chain management

->   Greater cost optimization

->   Facilitate global commerce

->   Comprehensive portfolio of services






Our customers can expect to see more opportunities for integration throughout the entire supply chain. These types of improvements will inevitably allow us to identify additional opportunities for cost savings, offer a better service, and ultimately achieve higher customer satisfaction.

Fritz expects to continue the worldwide implementation of GBS with the financial support following closing from our UPS parent. The result should be higher quality service from more timely data availability and visibility, and increased efficiency and accuracy by reducing repetitive data entry.

Another advantage to customers is access to additional distribution capabilities. Fritz has a leading worldwide distribution facility network. When combined with UPS' s ground distribution business, our distribution services offer customers increased flexibility and capacity to handle distribution and fulfillment programs.

EASIER SUPPLY CHAIN MANAGEMENT

As a single organization, an integrated UPS and Fritz will meet our customers' needs for the entire supply chain, making it easier for you to manage your shipment movement (package and freight), information, and fund processes.

Easier supply chain management will enable greater opportunity to identify, design, and implement supply chain cost reduction programs. Customers reduce costs by improving order cycle, improving cash flow, and providing better service to customers. This is especially valuable as our global economy is showing signs of slowing and investors are pressuring boards of directors to increase profitability.

All these features and advantages enable customers to confidently expand their global commerce activities by using UPS services.

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     TRANSACTION PROCESS

->   Approval Process

       -  Review

       -  Fritz shareholder vote

       -  Anticipate closing 2nd quarter of 2001

->   Fritz becomes wholly owned subsidiary








Neither Fritz nor UPS anticipate any significant problems in this transaction process. There are several steps involved. The shareholders of Fritz will have to approve the transaction and the acquisition is subject to review under Hart-Scott-Rodino, as well as other, customary regulatory approvals. The proxy statement/registration statement will be filed with the SEC and will be mailed to Fritz's shareholders in the near future.

Closing of the acquisition is anticipated in the second quarter of 2001.

The Fritz business unit will report to Joe Pyne - Senior VP Corporate
Development

Dave Abney is the new business unit manager. He will work closely with Lynn Fritz during the integration.




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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction between Fritz Companies, Inc. and United Parcel Service, Inc. ("UPS"), Fritz Companies and UPS will file a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: (415) 538-0444.

Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.



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                                                          [FRITZ COMPANIES LOGO]



                                UPS ACQUISITION













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